UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2011

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Motorola Solutions Annual Incentive Plan

On March 14, 2011, the Compensation and Leadership Committee (the “Committee”) of the Board of Directors (the “Board”) of Motorola Solutions, Inc. (the “Company”) approved the Motorola Solutions Annual Incentive Plan (the “AIP”) effective January 1, 2011. Below is a summary of the key terms of the AIP.

The AIP has been established to attract top talent, retain and motivate employees, and incent employees for strong business and individual performance. The AIP, which replaces the 2009 Motorola Incentive Plan, is based on successive calendar year performance periods commencing January 1, 2011 and thereafter. The AIP is being implemented pursuant to the terms and conditions of the Motorola Solutions Omnibus Incentive Plan of 2006, as amended and restated, or its successor (the “Omnibus Plan”).

All full-time or part-time employees of the Company and certain subsidiaries may participate in the AIP, subject to certain exceptions. All of the named executive officers participate in the AIP.

A target award is established for each participant at the beginning of a plan year based on a percentage of the participant’s eligible earnings (the “Target Award Percentage”). The Committee determines the Target Award Percentage for each participant who is (i) subject to Section 162(m) of the Internal Revenue Code, as amended, (ii) subject to Section 16 of the Securities Exchange Act of 1934, as amended or (iii) designated as a member of the Motorola Solutions Senior Leadership Team. For 2011, a participant’s maximum earned award will be 196% of his or her Target Award Percentage.

The award earned will be based on the achievement of stated business performance factors determined by the Committee, as well as individual performance factors based on employee performance relative to their individual performance objectives. Business performance factors are based on performance criteria as determined by the Committee. The Committee has determined that the business performance factors for 2011 are Free Cash Flow and Operating Earnings.

Awards will be calculated after the close of each plan year and the Committee will approve the final business performance factor and aggregate dollar payout amount. The Committee also approves the individual performance factor and the actual award payout for each participant who is (i) subject to Section 162(m) of the Internal Revenue Code, as amended, (ii) subject to Section 16 of the Securities Exchange Act of 1934, as amended or (iii) designated as a member of the Motorola Solutions Senior Leadership Team. All earned awards will be paid in cash as soon as administratively practicable during the calendar year immediately following the close of a plan year, unless a participant makes an irrevocable election under a deferred compensation arrangement that provides for payment at a different time.

The preceding summary of the Motorola Solutions AIP is qualified in its entirety by reference to the full text of the plan, which is filed with this report as Exhibit 10.1, and incorporated herein.

Motorola Solutions Long Range Incentive Plan

On March 14, 2011, the Committee approved the Company’s Long Range Incentive Plan (the “LRIP”) effective January 4, 2011. Below is a summary of the key terms of the LRIP.

The LRIP has been established to encourage premier talent to serve as officers of Motorola Solutions and to furnish those officers with competitive incentives which drive long-term business results and improve shareholder returns. The LRIP, which replaces the Motorola Long Range Incentive Plan of 2009, is based on successive multi-year performance cycles. The first cycle, which covers a three-year performance cycle, commenced January 4, 2011. The LRIP is being implemented pursuant to the terms and conditions of the Omnibus Plan.

Corporate, Senior and Executive Vice Presidents of Motorola Solutions, as approved by the Committee, may participate in the LRIP. The Chief Executive Officer and the Chief Operating Officer, if any, are also eligible to participate as approved by the Committee.

A participant’s target award is established at the commencement of a performance cycle based on a percentage of the participant’s base pay in effect at that time. A participant’s maximum earned award will be two times his or her target award. The award earned will be based on the achievement of stated performance goals determined by the Committee based on one or more of the performance criteria set forth in Section 14 of the Omnibus Plan. Performance criteria may apply to performance in each year in the performance cycle, to cumulative performance during the entire performance cycle, or a combination of both. The Committee has determined that the performance criteria for the 2011-2013 performance cycle is Relative Total Shareholder Return against the 2011 Motorola Solutions Comparator Group, with Committee discretion to reduce (but not increase) the final payout percentage if the Company’s Total Shareholder Return for the 2011-2013 performance cycle is negative.

Awards will be calculated after the close of each performance cycle on which the awards are based. All earned awards will be paid in cash or shares of Company common stock, as determined by the Committee, as soon as administratively practicable in the calendar year immediately following the last calendar year of a performance cycle, unless a participant makes an irrevocable election under a deferred compensation arrangement that provides for payment at a different time. The Company shares will be issued under the Omnibus Plan, or such other shareholder approved Motorola Solutions equity-based incentive plan as designated by the Committee.

The Committee has the authority to administer, construe and make all determinations necessary or appropriate to the administration of the LRIP.

The preceding summary of the Motorola Solutions LRIP and the performance criteria for the 2011-2013 performance cycle are qualified in their entirety by reference to the full text of the LRIP and the description of Relative Total Shareholder Return, which are filed with this report as Exhibits 10.2 and 10.3, respectively, and are incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Motorola Solutions Annual Incentive Plan

10.2	Motorola Solutions Long Range Incentive Plan

10.3	2011-2013 Performance Measures under the Motorola Solutions Long Range Incentive Plan (LRIP)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC.

By:	/s/ Michele A. Carlin
Name: Michele A. Carlin
Title: Senior Vice President, Human Resources

Date: March 17, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Motorola Solutions Annual Incentive Plan

10.2	Motorola Solutions Long Range Incentive Plan

10.3	2011-2013 Performance Measures under the Motorola Solutions Long Range Incentive Plan (LRIP)